SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant                                                      [X]

Filed by a party other than the registrant                                   [ ]

Check the appropriate box:
[ ]      Preliminary Information Statement
[ ] Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d) (2))
[X]      Definitive Information Statement



                               AUGRID CORPORATION
                               ------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    -----------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]      Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                        PRELIMINARY INFORMATION STATEMENT
                               DATED July 19, 2004



                               AUGRID CORPORATION
                        10777 WESTHEIMER ROAD, SUITE 1040
                              HOUSTON, TEXAS 77042
                                 (713) 532-2000

                              INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY

      This information statement (the "Information Statement") is furnished to the shareholders of AuGRID Corporation, a Nevada corporation (the "Company"), with respect to certain corporate actions of the Company. This information is first being mailed to all classes of shareholders on or about July 30, 2004.

      Effective June 18, 2004, all shareholders of record, who, as of the close of business on June 17, 2004 (the "Record Date"), collectively held 268,641,105 shares of common stock each entitled to one vote per share and 8,000,000 shares of Class A Preferred Stock each entitled to 25 votes per share and 1,500,000 shares of Class B Preferred Stock each entitled to 200 votes per share, par value $0.001 per share (the "Common/Preferred Stock"), of the Company or 77% of the Company's issued and outstanding shares of the Common and Preferred Stock, voted, as one class, in favor of the below-described proposal (the "Proposal")with respect to the approval of an amendment to the Company's Articles of Incorporation. As a result, the Proposal was approved without the affirmative vote of any other shareholders of the Company. On June 18, 2004, the Company took corporate action in connection with the approved Proposal by filing an Amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada. The Company did not file a Schedule 14C Information Statement prior to taking the corporate action described in the Proposal. This Information Statement is intended to fulfill the Company's filing requirement with respect to the approved Proposal.

      The Company took the following corporate action pursuant to a written consent of the majority shareholders:

      1. To approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock to 1,960,000,000, increasing the number of authorized shares of Preferred Stock to 40,000,000 and accordingly, increasing the total number of authorized shares of all classes of stock the Company is authorized to issue to 2,000,000,000.

      Only the Company's shareholders of record at the close of business on June 17, 2004 are entitled to notice of the Proposal. The Company is providing notice of such corporate action to all shareholders of record as of June 18, 2004. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


 BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ M. J. Shaheed
                                -----------------
                                M. J. Shaheed
                                President, Chief Executive Officer and Director

                                Houston, Texas
                                July 19, 2004

                                TABLE OF CONTENTS


ABOUT THE INFORMATION STATEMENT..............................................1

           What Is The Purpose Of The Information Statement?.................1

           Who Was Entitled To Notice?.......................................1

           What Corporate Matters Did The Principal Shareholders Vote For
           And How Did They Vote?............................................1

           What Vote Was Required To Approve The Proposal?...................1

STOCK OWNERSHIP..............................................................3

PROPOSAL ONE APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF
           INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
           COMMON STOCK TO 1,960,000,000 SHARES AND ACCORDINGLY INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF ALL CLASSES OF STOCK THE
           COMPANY IS AUTHORIZED TO ISSUE TO 2,000,000,000...................4

           General...........................................................4

           Amendment To Articles Of Incorporation............................4

           Vote Required.....................................................5

           Purposes And Effects Of The Amendment.............................5

           Description Of Securities.........................................5

           Dividends.........................................................6

           Transfer Agent....................................................6

           Anti-Takeover Effects Of Provisions Of The Articles Of
           Incorporation.....................................................6


INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.....6


DELIVER OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS..................7

                               AUGRID CORPORATION
                        10777 WESTHEIMER ROAD, SUITE 1040
                              HOUSTON, TEXAS 77042
                                 (713) 532-2000

                              INFORMATION STATEMENT
                                  July 19, 2004

         This Information Statement contains information related to certain Corporate actions of AuGRID Corporation, a Nevada corporation and is expected to be mailed to shareholders on or about July 30, 2004.

                         ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

      This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders of a corporate action that was previously taken pursuant to the consents of principal Shareholders. Shareholders holding a majority of the Company's outstanding Common and Preferred Stock acted upon certain corporate matters outlined in this Information Statement. The corporate action consisted of the approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 1,960,000,000, increasing the number of authorized shares of Preferred Stock to 40,000,000 and, accordingly, increase the total number of authorized shares of all classes of stock the Company is authorized to issue to 2,000,000,000. On June 18, 2004, the Company filed an Amendment to its Articles of Incorporation with the Secretary of State of Nevada with respect to such increase in authorized Common Stock.

WHO WAS ENTITLED TO NOTICE?

      Each outstanding share of Common Stock and Preferred Stock as of record on the close of business on the Record Date, June 17, 2004, is entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's; 659,510,898 issued and outstanding shares of Common, 8,317,500 Class A Preferred Stock and 1,500,000 Class B Preferred Stock voted, as one class, in favor of the Proposal. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposal was required.

      Effective June 17, 2004, shareholders of record, who, as of the Record Date, collectively held 538,671,105 shares of voting stock, a combined Common Stock, Class A Preferred Stock and Class B Preferred Stock , or 77% of the Company's 669,010,898 issued and outstanding shares of Common Stock, Class A Preferred Stock and Class B Preferred Stock, voted in favor of the Proposal, pursuant to a Written Consent of Shareholders. As a result, the Proposal was approved without the affirmative vote of any other shareholders of the Company. On June 18, 2004, the Company took corporate action in connection with the Proposal by filing an Amendment to the Company's Articles of Incorporation with the Secretary of State of Nevada. The Company did not file a Schedule 14C Information Statement prior to taking the corporate action described in the Proposal. This Information Statement is intended to satisfy the Company's filing requirement with respect to the approved Proposal. Only the Company's shareholders of record at the close of business on June 17, 2004 are entitled to notice of the Proposal.

WHAT CORPORATE MATTERS DID THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW DID THEY VOTE?

      Shareholders holding a majority of the outstanding stock voted for the following matter:

o FOR the approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 1,960,000,000, to increase the number of Preferred shared to 40,000,000 and, accordingly, increase the total number of authorized shares of all classes of stock the Company is authorized to issue to 2,000,000,000.

WHAT VOTE WAS REQUIRED TO APPROVE THE PROPOSAL?

      For the approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 1,960,000,000 and, accordingly, increase the total number of authorized shares of All classes of stock the Company is authorized to issue to 2,000,000,000, the Affirmative vote of a majority of the shares of Common and Preferred Stock outstanding on the Record Date, or 329,755,449 shares of voting stock was required for approval. Shareholders holding 538,671,105 shares voted for the approval of the amendment.

The corporate action described in the Proposal was taken June 18, 2004 when the Company filed an Amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada.

                                 STOCK OWNERSHIP

      The following table presents certain information regarding the beneficial ownership of all shares of Common Stock as of June 17, 2004 for each executive officer and director of the Company, as well as persons who owned more than five percent(5%) of the Company's Common Stock. As of June 17, 2003, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's Common Stock. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. In addition to the 659,510,898 common stock, there were 8,317,500 shares of preferred stock - Class A and 1,500,000 preferred stock - Class B issued and outstanding and eligible for vote described on page 5. As of June 17, 2004, the Company had 659,510,898 shares of Common Stock, 8,317,500 of Class A Preferred Stock and 1,500,000 of Class B Preferred Stock outstanding of the then 700,000,000 authorized.

                               BENEFICIALLY OWNED
--------------------------------------------------------------------------------
                                                       AMOUNT AND
                                                       NATURE COMMON
                                                       STOCK OF
                   NAME AND ADDRESS OF                 BENEFICIAL      OWNERSHIP
TITLE OF CLASS     BENEFICIAL OWNE                     PERCENTAGE OF   CLASS (1)
--------------------------------------------------------------------------------

Common Stock       M. J. Shaheed                          30,663,145         5%
                   10777 Westheimer Road, Suite 1040
                   Houston, Texas  77042
Preferred Stock
            Class A                                        6,000,000        71%

Preferred Stock
            Class B                                          750,000        50%

Common Stock       Mary F. Sloat-Horoszko                  7,340,500       1.2%
                   10777 Westheimer Road, Suite 1040
                   Houston, Texas  77042

Preferred Stock
            Class A                                        1,000,000        12%

Preferred Stock
            Class B                                          350,000      23.3%


Common Stock       Stan Chapman                              511,020       .08%
                   10777 Westheimer Road, Suite 1040
                   Houston, Texas  77042

Preferred Stock
            Class A                                        1,000,000        12%

Preferred Stock
            Class B                                          350,000      23.3%

Common Stock       Essa Mashni                               156,440         *
                   10777 Westheimer Road, Suite 1040
                   Houston, Texas  77042

Preferred Stock
            Class B                                           50,000       3.3%

Common Stock       Rubin Investment Group(2)             230,000,000(1)     35%
                   10940 Wilshire Boulevard
                   Los Angeles, California  90074

---------------

*     Represents less than 1%.

1. Applicable percentage of ownership is based on 659,510,898 shares of Common Stock, 8,317,500 shares of Class A Preferred Stock and 1,500,000 Class B Preferred Stock outstanding as of June 17, 2004. Note that affiliates are subject to Rule 144 and Insider Trading Regulations - percentage computation is for form purposes only.

2. In addition, Mr. Shaheed, Chief Executive Officer of the Company, has been deemed to have beneficial ownership and voting rights of the 230,000,000 shares of Common Stock from a one-year proxy from Mr. Dan Rubin, of Rubin Investment Group Inc., granted July 27, 2003. The proxy was non-transferable and did not prohibit Dan Rubin or Rubin Investment Group Inc. From selling the shares in open market transactions.

                                  PROPOSAL ONE
       APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
     TO 1,960,000,000 SHARES, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
           PREFFERED STOCK TO 40,000,000 AND ACCORDINGLY INCREASE THE
                                  TOTAL NUMBER
                  OF AUTHORIZED SHARES OF ALL CLASSES OF STOCK
                       THE COMPANY IS AUTHORIZED TO ISSUE

GENERAL

      Prior to filing an Amendment to the Articles of Incorporation with the Secretary of State of Nevada on June 18, 2004 the company, as a result of unanimous consent of the board of directors filed a Certificate of Designation with the Secetary of State, The State of Nevada. (see exhibit) The designation specified a second series of preferred stock and enabled all holders of all classes of stock of the Company to be entitled to notice in addition to all holders of all series of preferred stock and all holders of common stock to vote as one class. The Company was authorized to issue 690,000,000 shares of Common Stock, $0.001 par value per share and 10,000,000 shares of Preferred Stock, $0.001 par value per share. On June 8, 2004, the Board of Directors of the Company unanimously approved and recommended to the shareholders an amendment to
Article 4 of the Company's Articles of Incorporation to: (i) increase the number of shares of Common Stock that the Company is authorized to issue from 690,000,000 to 1,960,000,000, and (ii)accordingly increase the total number of shares of all classes of stock the Company is authorized to issue from 700,000,000 to 2,000,000,000. The Board of Directors determined that this amendment was advisable and should be adopted by the shareholders. The full text of the proposed amendment to the Articles of Incorporation is set forth below.

AMENDMENT TO ARTICLES OF INCORPORATION

      Article 4 of the Company's Articles of Incorporation was amended and restated in its entirety as follows:

                            ARTICLE 4: CAPITALIZATION

The total number of shares which the Company shall have the authority to issue is 2,000,000,000 shares of two classes of capital stock. They shall be designated (i) Class A Preferred Stock and Class B Preferred Stock (collectively "Preferred Stock") and (ii) Common Stock ("Common Stock").

The Common and/or Preferred stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The total number of shares of Preferred Stock the Corporation shall have authority to issue is 40,000,000 shares with a par value of $0.001 per share, 30,000,000 Class A and 10,000,000 Class B Preferred Stock.

The total number of Common Stock the Corporation shall have authority to issue is 1,960,000,000 shares with a par value of $0.001 per share.

The Preferred Stock authorized by the corporation shall be issued in series. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to:


      (1) The designation of each series and the number of shares that shall constitute the series;

      (2) The rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

      (3) Whether shares of each series may be redeemed and, if so, the redemption price shall be 25 common shares for every 1 share of preferred stock - Class A and 200 common shares for every 1 share of preferred stock - Class B and the terms and conditions of redemption;

      (4) Sinking fund provisions, if any, for the redemption or purchase of share of each series which is redeemable;

      (5) The amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

      (6) The voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

VOTE REQUIRED

           The affirmative vote of a majority of the Company's voting power was required for approval of this Proposal.

PURPOSES AND EFFECTS OF THE AMENDMENT

      The amendment increased the number of shares of Common Stock the Company is authorized to issue from 690,000,000 to 1,960,000,000. The amendment increased the number of shares of Class A Preferred Stock from 8,500,000 to 30,000,000 and Class B Preferred Stock from 1,500,000 to 10,000,000. The additional shares became part of the then-existing class of Common and Preferred Stock and, if and when issued, will have the same rights, privileges and preferences as the shares of Common Stock and each series of Preferred Stock presently issued and outstanding. On June 18, 2004, 659,510,898 shares of the Company's Common Stock, 8,317,500 shares of the Company's Class A Preferred Stock and 1,500,000 shares of the Company's Class B Preferred Stock were issued and outstanding and held of record by 701 registered shareholders.

      The Board of Directors believed that it was desirable to increase the number of shares of Common Stock and Preferred Stock the Company is authorized to issue to ensure that the Company has sufficient shares of Common and Preferred Stock to be used in connection with any future mergers and acquisitions, to raise additional capital through public offerings or private placements of Common Stock or securities convertible into additional authorized shares in connection with the exercise of stock options or outstanding convertible securities.

      The issuance of additional shares of Common Stock and Preferred Stock might dilute, under certain circumstances, the ownership and voting rights of the shareholders. The increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Common Stock and Preferred Stock could, however, discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock and Preferred Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

DESCRIPTION OF SECURITIES

COMMON STOCK

      As of June 18, 2004, the authorized capital stock of the Company consists of 690,000,000 shares of Common Stock, par value $0.001 per share. As of April 27, 2004, the Company had 659,510,898 shares of Common Stock issued and outstanding. Each share of the Company's Common Stock entitles the holder to one vote on each matter submitted to a vote of shareholders, each share of Class A Preferred entitles the holder to 25 votes and Class B Preferred entitles each holder to 200 votes, including the election of directors. The holders of the Company's Common and Preferred Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. Holders of the Company's Common Stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company's Common Stock. In the event of liquidation, dissolution or winding up the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities.

PREFERRED STOCK

      Currently, the Company has 10,000,000 shares of authorized preferred stock, par value $0.001 per share. As of June 18, 2004 the Company had 8,317,500 shares of preferred stock Class A and 1,500,000 of preferred stock Class B issued and outstanding. The 8,317,500 shares of preferred Class A stock have voting rights equal to 25 votes for every 1 preferred Class A share and the 1,500,000 shares of preferred Class B stock have voting rights equal to 200 votes for every 1 preferred Class B share. The authorized shares of preferred stock, as well as shares of Common Stock, will be available for issuance without further action by shareholders, unless action by shareholders is required by applicable law or the rules of any stock exchange on which our securities may be listed.


SECURED CONVERTIBLE DEBENTURES

      In January 2004, the Company issued a Secured Convertible Debenture to Cornell Capital Partners in the principal amount of $150,000. The convertible debenture is convertible into shares of the Company's Common Stock at a price per share that is equal to the lesser of: (i) an amount equal to 100% of the closing bid price of the Company's Common Stock as of the date of the convertible debenture or (ii) an amount equal to 80% of the average of the lowest daily volume weighted average price of the Company's Common Stock for the five trading days immediately preceding the conversion date. The convertible debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The convertible debenture may be paid in cash or converted into shares of our Common Stock unless converted earlier by the holder. In June 2004, the Company issued an additional Secured Convertible Debenture to Cornell Capital Partners in the principal amount of $150,000. The convertible debenture is convertible into shares of the Company's Common Stock at a price per share that is equal to the lesser of: (i) an amount equal to 100% of the closing bid price of the Company's Common Stock as of the date of the convertible debenture or (ii) an amount equal to 80% of the average of the lowest daily volume weighted average price of the Company's Common Stock for the five trading days immediately preceding the conversion date. The convertible debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The convertible debenture may be paid in cash or converted into shares of our Common Stock unless converted earlier by the holder.

WARRANTS

      N/A

STOCK OPTIONS

      N/A

DIVIDENDS

      As of July 18, 2004, the Company has not paid any dividends in cash or other securities to its shareholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

TRANSFER AGENT

      TRANSFER AGENT AND REGISTRAR. The transfer agent for our Common Stock is Signature Stock Transfer, Inc., One Preston Park, 2301 Ohio Drive - Suite 100, Plano, Texas 75093. (972)614-4120.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

      AUTHORIZED AND UNISSUED STOCK. Authorized but unissued shares of Common Stock and Preferred Stock would be available for future issuance without our shareholder's approval. These additional shares may be utilized for a variety of corporate purposes including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

      INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

      (a) No officer or director of the Company has any substantial interest in the matters that were acted upon as discussed in this Information Statement other than his role as an officer or director of the Company.

      (b) No director of the Company opposed the actions taken by the Company set forth in this Information Statement.

DELIVER OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

      Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions for one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 10777 Westheimer Road, Suite 1040, Houston, Texas 77042, or by calling the Company at (713) 532-2000, and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ M. J. Shaheed
                                -----------------------------------------------
                                M. J. Shaheed
                                President, Chief Executive Officer and Director Houston, Texas
                                July 19, 2004

                                  ATTACHMENT TO
                          CERTIFICATE OF DESIGNATION OF
                      SERIES A AND SERIES B PREFERRED STOCK

           1. DESIGNATION; NUMBER OF SHARES. The designation of said series of Preferred Stock shall be Series A Preferred Stock and Series B Preferred Stock. The number of shares of Series A Preferred Stock shall be Eight Million, Five Hundred Thousand (8,500,000). The shares of Series A Preferred Stock shall be issued as full shares and shall have a par value of $0.001 per share, each share entitled to twenty-five votes per share of Company common stock. The number of Series B Preferred Stock shall be One Million, Five Hundred Thousand (1,500,000). The shares of Series B preferred Stock shall be issued as full shares and shall have a par value of $0.001 per share, each share entitled to two hundred votes per share of Company common stock.

           2. DIVIDENDS. In the event that the Corporation shall declare a distribution, payable in securities issued by the Corporation or other persons, evidences of indebtedness issued by the Corporation or other persons, cash or other assets, or options or rights to purchase any such securities, evidence of indebtedness or assets, then in each such case the holders of Series A and Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A and Series B Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A and Series B Preferred Stock are convertible as of the record date fixed for the determination of holders of Common Stock of the Corporation entitled to receive the distribution.

           3. CONVERSION. The holders of the Series A and Series B Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                     (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into twenty-five (25) (the "CONVERSION RATE") fully paid and nonassessable shares of Common Stock. Such Conversion Rate shall be subject to adjustment as provided below. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into two hundred (200) (the "CONVERSION RATE") fully paid and nonassessable shares of Common Stock. Such Conversion Rate shall be subject to adjustment as provided below. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

                     (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A and/or Series B Preferred Stock. In lieu of fractional shares, the Corporation shall round to the nearest whole share of Common Stock.

                     (c) Mechanics of Conversion.

                     (i) In order to convert shares of Series A or Series B Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series A or Series B Preferred Stock at the office of the transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder. The date of receipt of such certificates and notice by the transfer agent or the Corporation shall be the conversion date ("CONVERSION DATE"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

                     (ii) The Corporation shall after this certificate is filed with The State of Nevada, at all times during which the Series A and Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A and Series B Preferred Stock, such number of its duly authorized shares of Common Stock outstanding as shall from time to time be sufficient to effect the conversion of all outstanding Series A and Series B Preferred Stock.
(iii) All shares of Series A and Series B Preferred Stock, which shall have been surrendered for conversion as herein provided, shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefore. Any shares of Series A or Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series A or Series B Preferred Stock accordingly.

           (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after this Certificate of Designation is filed with the Nevada Secretary of State (the "ORIGINAL ISSUE DATE") effect a subdivision of the outstanding Common Stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

           (e) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in shares of Common Stock without consideration, then and in each such event the Conversion Rate shall be increased as of the time of such issuance, by dividing the Conversion Rate by a fraction (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

           (f) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A or Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets for below), then and in each such event the holder of each share of Series A and Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A and Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

           (g) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, then each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A and Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 3 set forth with respect to the rights and interest thereafter of the holders of the Series A and Series B Preferred Stock, to the end that the provisions set forth in this Section 3 (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A and Series B Preferred Stock.

           (h) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A and Series B Preferred Stock against impairment.

           (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the written request at any time of any holder of Series A and Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A and Series B Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series A and Series B Preferred Stock certificates, if the same shall reflect the initial or any subsequent Conversion Rate, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

           (j) Notice of Record Date. In the event:

                     (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                     (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                     (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                     (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A and Series B Preferred Stock, and shall cause to be mailed to the holders of the Series A and Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

4. LIQUIDATION, DISSOLUTION OR WINDING UP.

                     (a) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A and Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders on parity with the holders of any class or series of capital stock ranking on a parity with the Series A and Series B Preferred Stock in respect of liquidation that may be authorized from time to time, subject to approval of the holders of Series A and Series B Preferred Stock, (the "PARITY LIQUIDATION STOCK"), after and subject to the payment in full of all amounts required to be distributed to the holders of any class or series of stock ranking senior to the Series B and/or Series A Preferred Stock in respect of liquidation that may be authorized from time to time, subject to approval of the holders of Series B Preferred Stock, (the "SENIOR LIQUIDATION STOCK"), but before any payment shall be made to the holders of Common Stock and any other class or series of stock ranking on liquidation junior to the Series B and Series A Preferred Stock, (the "JUNIOR LIQUIDATION STOCK"), an amount equal to Ten Cents ($0.10) per share of Series B Preferred Stock.

                     (b) Ratable Distribution. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders, after the payment of all preferential amounts required to be paid to the holders of Senior Liquidation Stock, shall be insufficient to pay the holders of shares of Series B and Series A Preferred Stock and Parity Liquidation Stock the full amount to which they shall be entitled, the holders of shares of Series B and A Preferred Stock and Parity Liquidation Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

5. NUMBER OF SHARES. The Board of Directors reserves the right, by subsequent amendment of this resolution, from time to time to decrease the number of shares which constitute the Series B and Series A Preferred Stock (but not below the number of shares thereof then outstanding) and, subject to anything to the contrary set forth in the Articles of Incorporation applicable to the Preferred Stock, to subdivide the number of shares, the liquidation value per share of the Series A Preferred Stock and in other respects to amend, within the limitations provided by law, this resolution and the Articles of Incorporation.

6. VOTING RIGHTS.

           (a) Except as otherwise required by law or as provided in Section 6(b) below, each holder of shares of Series B and Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B and Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. The holders of Series B and Series A Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class. The holders of Series B and Series A Preferred Stock shall be entitled to notice as holders of Common Stock.

           (b) The Corporation shall not (i) amend, alter or repeal any provision of its charter, whether by merger, consolidation or otherwise, or amend, alter or repeal preferences, rights, powers or other terms of the Series B or Series A Preferred Stock, so as to affect adversely the Series B and /or Series A Preferred Stock, or (ii) designate or issue any additional class or series of preferred stock without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B and Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any additional series of Preferred Stock which is on a parity with or has preference or priority over the Series B or Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series B and/or Series A Preferred Stock.

[STATE SEAL OMITTED]


DEAN HELLER
Secretary of State
204 North Carson Street Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz


                            Certificate of Amendment
                       (PURSUANT TO NRS 78.385 and 78-390)


                                                        C 12925-95

                                                           FILED

                                                        JUN 24 2004

                                                        DEAN HELLER
                                                     Secretary of State

                                             ABOVE SPACE IS FOR OFFICE USE ONLY


Important: Read attached instructions before completing form.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.    Name of corporation:
Augrid Corporation

2. The articles have been amended as follows (provide article numbers, if available):

4. TV total number of shares which the company shall have the authority to issue is 2,000,000,000 shares of two classes of capital stock to be designated respectively: preferred stock ("Preferred Stock") Series A or Preferred Stock Series B and Common Stock ("Common Stock") terms and conditions outlined in Certificate of Designation on file with the state of Nevada. 7-he Common and/or Preferred stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and or Preferred stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

      The total number of shares of Preferred Stock the Corporation shall have authority to issue is 40,000,000 shares, 30,000,000 Preferred A and 10,404,000 Preferred B with a par value of $0.001 per share.

      The total number of Common Stock the Corporation shall have authority to issue is 1,960,000,000 shares with a par value of 50.001 per share.






3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the *articles of incorporation have voted in favor of the amendment is: greater than 50%

4.    Effective date of filing (optional):    6/18/04
(must not be later than 90 days after the certificate is filed)


5.    Officer Signature required):  /S/ UNKNOWN SIGNATURE
                                  ----------------------------------------------

* If any proposed amendment would alter or change any preference or other right given to any class or series of outstanding shares. then the amendment must be approve l by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.


                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                            Revised on: 11/03/03

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                               AUGRID CORPORATION


Pursuant to the Nevada Revised Statutes 78.320 and other applicable Nevada Revised Statutes, there being shares validly issued and outstanding and entitled to vote, the Board of Directors and the shareholders (voting either by proxy or in person) approved a resolution to amend the articles of incorporation of AuGRID Corporation as follows:


Therefore, the corporation does by these presents restate its articles of incorporation as follows:


      ARTICLE 4: Capitalization


      The total number of shares which the Company shall have the authority to issue is 2,000,000,000 shares of two classes of capital stock to be designated Respectively; preferred stock ("Preferred Stock") Series A or Preferred Stock Series B and Common Stock ("Common Stock") terms and conditions outlined in Certificate of Designation on file with the State of Nevada.

      The Common and/or Preferred stock of the Company may be issued from time to time without prior approval by the stockholders. The Common, and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

      The total number of shares of Preferred Stock the Corporation shall have authority to issue is 40,000,000 shares total; 30,000,000 Preferred A and 10,000,000 Preferred B with a par value of $0.001 per share.

      The total number of Common Stock the Corporation shall have authority to issue is 1,960,000,000 shares with a par value of $0.001 per share.

      The Preferred Stock authorized by the corporation shall be issued in series. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to:

            (1) The designation of each series and the number of shares that shall constitute the series;

            (2) The rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

            (3) Whether shares of each series may be redeemed and, if so, what the redemption price shall be of preferred stock and the terms and conditions of redemption;

            (4) Sinking fund provisions, if any, for the redemption or purchase of share of each series which is redeemable;

            (5) The amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

            (6) The voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is OVER 50%.

The aforesaid changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


-----------------------------           -----------------------------
MUHAMMAD J. SHAHEED                     MARY HOROSZKO
PRESIDENT                               SECRETARY